EXHIBIT 16.1

June 15, 2005

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Center Financial Corporation’s Form 8-K dated June 15, 2005 and have the following comments:

1. We agree with the statements made in the second, third, fourth and fifth paragraphs.

2. We have no basis on which to agree or disagree with the statements made in the first and sixth paragraphs.

Very truly yours,

/s/ Deloitte & Touche LLP
Los Angeles, California